EXHIBIT 21.1

SUBSIDIARIES OF INNOPHOS HOLDINGS, INC.

Company	Ownership*	Jurisdiction

Innophos Holdings, Inc.		Delaware

Innophos Investments Holdings, Inc.	Innophos Holdings, Inc.	Delaware

Innophos, Inc.	Innophos Investments Holdings, Inc.	Delaware

Innophos Canada, Inc.	Innophos, Inc.	Ontario, Canada

Innophos Mexico Holdings, LLC	Innophos, Inc.	Delaware

Innophos Mexicana, S.A. DE C.V.	Innophos Mexico Holdings, LLC	Mexico

Innophos TGI, S. R.L. DE C.V.	Innophos Mexicana, S.A. DE C.V.	Mexico

Innophos Fosfatados De Mexico, S. De R.L. De C.V.	Innophos Mexicana, S.A. DE C.V.	Mexico

Innophos Servicios De Mexico, S. De R.L. De C.V.	Innophos Mexicana, S.A. DE C.V.	Mexico

Innophos Explotación de Fosforitas, S.A. de C.V.	Innophos Mexicana, S.A. DE C.V.	Mexico

Innophos Fosforitas SH, S.A. de C.V.	Innophos Mexicana, S.A. DE C.V.	Mexico

Innophos Fosforitas SD, S.A. de C.V.	Innophos Mexicana, S.A. DE C.V.	Mexico

•	*100% by direct parent except in Mexico where minority qualifying shares are held by other affiliates.